Exhibit 32.2
Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of American Airlines, Inc. (the “Company”) for the quarterly period ended September 30, 2022 (the “Report”), Robert D. Isom, as Chief Executive Officer and President of the Company, and Derek J. Kerr, as Vice Chair, Chief Financial Officer of the Company and President of American Eagle, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert D. Isom
Name: Robert D. Isom
Title: Chief Executive Officer and President
Date: October 20, 2022

/s/ Derek J. Kerr
Name: Derek J. Kerr
Title: Vice Chair, Chief Financial Officer and President, American Eagle
Date: October 20, 2022

This certification is being furnished to accompany the Report pursuant to 18 U.S.C. § 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.